Exhibit 99.1

 Venus Concept Announces Fourth Quarter and Fiscal Year 2023 Financial Results

TORONTO, April 1, 2024 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and twelve months ended December 31, 2023.

Fourth Quarter and Fiscal Year 2023 Summary & Recent Progress:

•	Company continues to execute against Transformational Plan and achieved primary objective of reducing cash burn by over 50% vs. prior year
➢	Cash used in operations for fiscal year 2023 of $12.9 million, down 52% year-over-year, from $27.0 million in the prior year period
➢	Cash system revenue for fiscal year 2023 represented approximately 67% of total systems and subscriptions revenue, compared to 58% in the prior year period
•
Macroeconomic headwinds and accelerated restructuring in international markets resulted in softer-than-expected system sales; total revenue of $18.1 million, down $6.2 million, or 25%, year-over-year; up $0.5 million, or 3%, quarter-over-quarter

•	Operating expenses of $19.7 million, including approximately $0.3 million of costs related to restructuring activities, down $5.0 million, or 20%, year-over-year
•	GAAP net loss attributable to stockholders of $11.1 million, up $1.2 million, or 12% year-over-year
•	Adjusted EBITDA loss of $5.9 million, down $0.4 million, or 7% year-over-year
•
On October 5, 2023, the Company announced that it finalized an agreement with its lenders to restructure its existing debt obligations, improving the Company's overall financial position by deferring certain principal and interest payments under its senior debt and exchanging a portion of its convertible notes for preferred stock.

•
On October 17, 2023, the Company announced a company-wide rebranding initiative, introducing Venus Aesthetic Intelligence (or "Venus AI") to reflect the new strategic vision for the Company and an enhanced focus on emerging technologies in aesthetics.

•	On November 1, 2023, the Company announced the commercial launch of its new multi-application platform Venus Versa Pro in the United States.
•
On January 24, 2024, the Company announced that its Board of Directors is evaluating potential strategic alternatives to maximize shareholder value. As part of the process, the Board is considering a full range of strategic alternatives, which may include one or more financings, mergers, reverse mergers, other business combinations, sales of assets, licensing or other transactions.

•
On March 25, 2024, announced that it received a decision from the Nasdaq Hearings Panel granting its request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with Nasdaq Listing Rule 5550(b) on or before May 28, 2024, and certain other conditions.

Management Commentary:

“Our fourth quarter revenue results reflect softer-than-expected system sales in the U.S. due to macroeconomic conditions and tighter credit markets, and by the impact of our accelerated restructuring activities in certain international markets,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “We have successfully executed our strategic turnaround plan, and our efforts to reposition and restructure the business resulted in a 20% reduction in operating expenses. Importantly, we delivered on our primary objective for 2023 to reduce cash burn by 50% or more year over year. We remain in active dialogue with our lenders and investors to find ways to best enable Venus Concept to achieve our strategic objectives and to accelerate the path to long-term, sustainable, profitability and growth. We also continue to explore strategic alternatives with various interested parties to maximize shareholder value.”

Fourth Quarter and Twelve Months of 2023 Revenue by Region and by Product Type:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(dollars in thousands)		(dollars in thousands)
Revenues by region:
United States	$11,789	$13,782	$43,454	$52,101
International	6,343	10,504	32,900	47,396
Total revenue	$18,132	$24,286	$76,354	$99,497

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(dollars in thousands)		(dollars in thousands)
Revenues by product:
Subscription—Systems	$6,064	$5,777	$20,504	$35,267
Products—Systems	8,662	14,068	41,874	47,906
Products—Other (1)	2,544	3,614	10,563	13,316
Services	862	827	3,413	3,008
Total revenue	$18,132	$24,286	$76,354	$99,497
(1) Products-Other include ARTAS procedure kits, Viva tips, Glide and other consumables.

Fourth Quarter 2023 Financial Results:

	Three Months Ended December 31,
	2023		2022		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$6,064	33.4	$5,777	23.8	$287	5.0
Products—Systems	8,662	47.8	14,068	57.9	(5,406)	(38.4)
Products—Other	2,544	14.0	3,614	14.9	(1,070)	(29.6)
Services	862	4.8	827	3.4	35	4.2
Total	$18,132	100.0	$24,286	100.0	$(6,154)	(25.3)

Total revenue for the fourth quarter of 2023 decreased $6.1 million, or 25%, to $18.1 million, compared to the fourth quarter of 2022. The decrease in total revenue, by region, was driven by a 40% decrease year-over-year in international revenue and a 14% decrease year-over-year in United States revenue. Our international business was impacted by the Company's decision to exit three unprofitable direct markets in the past year, as well as general macroeconomic headwinds that impacted customer access to capital. The decrease in total revenue, by product category, was driven by a 38% decrease in products – systems revenue and a 30% decrease in products - other revenue, partially offset by a 5% increase in lease revenue and a 4% increase in services revenue. The percentage of total systems revenue derived from the Company’s subscription model was approximately 41% in the fourth quarter of 2023, compared to 29% in the prior year period and 31% in the third quarter of 2023.

Gross profit for the fourth quarter of 2023 decreased $3.7 million, or 24%, to $12.1 million compared to the fourth quarter of 2022. The change in gross profit was primarily due to a decrease in revenue in our international markets driven by the accelerated exit from unprofitable direct markets. Gross margin was 66.5% of revenue, compared to 65.0% of revenue for the fourth quarter of 2022. The change in gross margin was primarily due to improved margin management, and reduced inventory write-offs when compared to the previous period.

Operating expenses for the fourth quarter of 2023 decreased $5.0 million, or 20%, to $19.7 million, compared to the fourth quarter of 2022. The change in total operating expenses was driven by a decrease of $2.7 million, or 21%, in general and administrative expenses, a decrease of $1.4 million, or 15%, in selling and marketing expenses and a decrease of $0.9 million, or 35%, in research and development expenses. Fourth quarter of 2023 general and administrative expenses included approximately $0.3 million of costs related to restructuring activities designed to improve the Company's operations and cost structure.

Operating loss for the fourth quarter of 2023 was $7.6 million, compared to operating loss of $8.9 million for the fourth quarter of 2022.

Net loss attributable to stockholders for the fourth quarter of 2023 was $11.1 million, or $2.01 per share, compared to net loss of $9.9 million, or $2.11 per share for the fourth quarter of 2022. Adjusted EBITDA loss for the fourth quarter of 2023 was $5.9 million, compared to adjusted EBITDA loss of $6.3 million for the fourth quarter of 2022.

As of December 31, 2023, the Company had cash and cash equivalents of $5.4 million and total debt obligations of approximately $74.9 million, compared to $11.6 million and $77.7 million, respectively, as of December 31, 2022.

Fiscal Year 2023 Financial Results:

	Twelve Months Ended December 31,
	2023		2022		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$20,504	26.9	$35,267	35.5	$(14,763)	(41.9)
Products—Systems	41,874	54.8	47,906	48.1	(6,032)	(12.6)
Products—Other	10,563	13.8	13,316	13.4	(2,753)	(20.7)
Services	3,413	4.5	3,008	3.0	405	13.5
Total	$76,354	100.0	$99,497	100.0	$(23,143)	(23.3)

Total revenue decreased by $23.1 million, or 23.3%, to $76.4 million for the year ended December 31, 2023 from $99.5 million for the year ended December 31, 2022. The decrease in total revenue, by region, was driven by an 31% decrease in international revenue and a 17% decrease in United States revenue. The decrease in total revenue, by product category, was driven by a 42% decrease in lease revenue, a 13% decrease in systems revenue and a 21% decrease in products revenue, offset partially by a 14% increase in services revenue. The percentage of total systems revenue derived from our subscription model was approximately 29%, compared to approximately 42% for the twelve months ended December 31, 2022.

Net loss attributable to stockholders for the twelve months ended December 31, 2023 decreased $6.5 million, or 15%, to $37.3 million, or $6.84 per share. Adjusted EBITDA loss for the twelve months ended December 31, 2023 decreased $5.1 million, or 20%, to $20.3 million.

Fiscal Year 2024 Financial Outlook:

Given the Company’s active dialogue with existing lenders and investors and the ongoing evaluation of strategic alternatives with various interested parties to maximize shareholder value, the Company is not providing full year 2024 financial guidance at this time. The Company expects total revenue for the three months ending March 31, 2024 of at least $16.5 million.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on April 1, 2024 to discuss the results of the quarter and fiscal year with a question-and-answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13744647. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at: 877-660-6853 (201-612-7415 for international callers); access code 13744647.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reaches over 60 countries and 12 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa Pro, Venus Legacy, Venus Velocity, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, but are not limited to, statements about our financial performance and metrics; the growth in demand for our systems and other products; the efficacy of the Venus Versa Pro; the contribution of the Venus Versa Pro to our revenue; the efficacy of the restructuring plan; the identification and efficacy of strategic alternatives to maximize shareholder value; the reduction in our cash burn; and our ability to regain compliance with the continued listing rules of the Nasdaq Capital Market.  These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com

Venus Concept Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	Year Ended, December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,396	$11,569
Accounts receivable, net of allowance of $7,415 and $13,619 as of December 31, 2023, and 2022	29,151	37,262
Inventories	23,072	23,906
Prepaid expenses	1,298	1,688
Advances to suppliers	5,604	5,881
Other current assets	1,925	3,702
Total current assets	66,446	84,008
LONG-TERM ASSETS:
Long-term receivables, net	11,318	20,044
Deferred tax assets	1,032	947
Severance pay funds	573	741
Property and equipment, net	1,322	1,857
Operating right-of-use assets, net	4,517	5,862
Intangible assets	8,446	11,919
Total long-term assets	27,208	41,370
TOTAL ASSETS	$93,654	$125,378
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Trade payables	$9,038	$8,033
Accrued expenses and other current liabilities	12,437	16,667
Current portion of long-term debt	4,155	7,735
Income taxes payable	366	117
Unearned interest income	1,468	2,397
Warranty accrual	1,029	1,074
Deferred revenues	1,076	1,765
Operating lease liabilities	1,590	1,807
Total current liabilities	31,159	39,595
LONG-TERM LIABILITIES:
Long-term debt	70,790	70,003
Income tax payable	—	374
Accrued severance pay	634	867
Deferred tax liabilities	15	—
Unearned interest revenue	671	957
Warranty accrual	334	408
Operating lease liabilities	3,162	4,221
Other long-term liabilities	338	215
Total long-term liabilities	75,944	77,045
TOTAL LIABILITIES	107,103	116,640
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (DEFICIT) (Note 14):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of December 31, 2023 and 2022; 5,529,149 and 5,161,374 issued and outstanding as of December 31, 2023 and 2022, respectively	30	29
Additional paid-in capital	247,854	232,169
Accumulated deficit	(261,903)	(224,105)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(14,019)	8,093
Non-controlling interests	570	645
	(13,449)	8,738
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$93,654	$125,378

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue
Leases	$6,064	$5,777	$20,504	$35,267
Products and services	12,068	18,509	55,850	64,230
	18,132	24,286	76,354	99,497
Cost of goods sold:
Leases	679	1,366	4,312	9,435
Products and services	5,390	7,131	19,875	24,091
	6,069	8,497	24,187	33,526
Gross profit	12,063	15,879	52,167	65,971
Operating expenses:
Selling and marketing	7,912	9,300	31,213	40,276
General and administrative	10,115	12,804	41,048	49,618
Research and development	1,670	2,573	8,197	10,953
Total operating expenses	19,697	24,678	80,476	100,847
Loss from operations	(7,634)	(8,889)	(28,309)	(34,876)
Other expenses:
Foreign exchange loss	(674)	(1,002)	(295)	3,387
Finance expenses	2,227	1,385	6,893	4,561
Loss on disposal of subsidiaries	97	1,482	174	1,482
Loss on debt extinguishment	2,040	—	2,040	—
Loss before income taxes	(11,324)	(10,754)	(37,121)	(44,306)
Income tax (benefit) expense	(174)	(814)	(71)	(722)
Net loss	(11,150)	(9,940)	(37,050)	(43,584)
Net loss attributable to stockholders of the Company	(11,116)	(9,917)	(37,250)	(43,700)
Net income attributable to non-controlling interest	(34)	(23)	200	116

Net loss per share:
Basic	$(2.01)	$(2.11)	$(6.84)	$(9.94)
Diluted	$(2.01)	$(2.11)	$(6.84)	$(9.94)
Weighted-average number of shares used in per share calculation:
Basic	5,529	4,694	5,442	4,398
Diluted	5,529	4,694	5,442	4,398

Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net loss	$(37,050)	$(43,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,115	4,463
Stock-based compensation	1,569	2,104
Provision for bad debt	1,350	7,337
Provision for inventory obsolescence	1,158	2,420
Finance expenses and accretion	2,206	414
Deferred tax recovery	(69)	(709)
Loss on sale of subsidiary	174	-
Loss on disposal of property and equipment	10	158
Loss on debt extinguishment	2,040	-
Changes in operating assets and liabilities:
Accounts receivable short- and long-term	14,891	9,855
Inventories	(324)	(5,783)
Prepaid expenses	390	1,049
Advances to suppliers	277	(214)
Other current assets	1,603	56
Operating right-of-use assets, net	1,345	(5,862)
Other long-term assets	47	200
Trade payables	1,005	(385)
Accrued expenses and other current liabilities	(5,089)	(3,647)
Current operating lease liabilities	(217)	1,807
Severance pay funds	168	76
Unearned interest income	(1,215)	(679)
Long-term operating lease liabilities	(1,059)	4,221
Other long-term liabilities	(184)	(277)
Net cash used in operating activities	(12,859)	(26,980)
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(116)	(336)
Net cash used in investing activities	(116)	(336)
CASH FLOWS FROM FINANCING ACTIVITIES:
2022 Private Placement, net of costs of $202	-	6,518
2023 Private Placement, net of costs of $739	6,261	-
Proceeds from issuance of common stock	816	2,135
Repayment of government assistance loans	-	(543)
Dividends from subsidiaries paid to non-controlling interest	(275)	(124)
Proceeds from exercise of options	-	23
Net cash provided by financing activities	6,802	8,009
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(6,173)	(19,307)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of year	11,569	30,876
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — End of year	$5,396	$11,569
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$124	$329
Cash paid for interest	$4,473	$4,147

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange loss, financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net (loss) income to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(11,150)	$(9,937)	$(37,050)	$(43,584)
Foreign exchange loss	(674)	(1,002)	(295)	3,387
Loss on disposal of subsidiaries	97	1,482	174	1,482
Loss on debt extinguishment	2,040	—	2,040	—
Finance expenses	2,227	1,385	6,893	4,561
Income tax (benefit) expense	(174)	(814)	(71)	(722)
Depreciation and amortization	1,073	1,070	4,115	4,463
Stock-based compensation expense	355	552	1,569	2,104
Inventory Provision (1)	—	—	—	1,388
Other adjustments (2)	280	818	2,362	1,544
Adjusted EBITDA	$(5,926)	$(6,347)	$(20,263)	$(25,377)

(1) For the year ended December 31, 2022, the inventory provision represents a strategic review of our product offerings which culminated in a decision to discontinue production and sale of certain models and component parts, resulting in an inventory adjustment of $1.4 million.

(2) For the year ended December 31, 2023, the other adjustments of $2.4 million primarily represent restructuring activities designed to improve the Company's operations and cost structure. For the year ended December 31, 2022, the other adjustments are represented by severance payments associated with a workforce reduction in Venus Spain and Venus Canada of $0.8 million and restructuring plan payments of $0.7 million.